UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2019

ARGENTUM 47, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54557	27-3986073
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

34 St. Augustines Gate, Hedon, HU12 8EX, Hull, United Kingdom

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: + (44) 1482 891 591/ + (1) 321 200 0142

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. [  ]

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On December 13, 2019, the Company and Xantis S.A. agreed and executed a third and final addendum to the June 6, 2018 funding agreement with the following clauses:

1.	The Company and Xantis S.A. have agreed to formally enter into a new securitized receivable agreement, on December 18, 2019, with the assignment of receivables owned and to be owned by the subsidiary(ies) of the Company to Keyholder Three Securitisation Fund (to be renamed “Aegeus Securitisation Fund”), a Securitisation Fund established in Luxembourg under the Laws of 22 March 2004 regarding Securitisation and represented by Xantis S.A., the legally appointed fund management company of Keyholder Three Securitisation Fund (to be renamed “Aegeus Securitisation Fund”), with registered office at 75 Parc d’Activités, L-8308 Capellen, Grand-Duchy of Luxembourg, registered number B140689.

2.	In accordance with the terms of the second addendum executed on November 8, 2019, the Company now agrees to defer the conversion of the Second Tranche under the June 6, 2018 Xantis agreement (“Original Agreement”) that was received on October 10, 2018, for a further two (2) years and one (1) day from the date of execution of this addendum. In this case, the conversion price per share of the Second Tranche of the Original Agreement into equity of the Company will be equivalent to the closing market price two days prior the new conversion date.

3.	The Parties agree that this deferral of the conversion of the Second Tranche of funding under the Original Agreement will only take legal effect if the Company receives sufficient evidence that the first loan amount agreed for an amount of, 250,000 GBP or approximately U.S.$329,100, is received.

4.	The parties agree that the first tranche of the loan amount equating to 250.000 GBP will be wired to the escrow account of the Company´s U.S. Attorney, Mr. David E. Wise Esq., on December 16, 2019 to allow time for the new Loan Agreement and Receivable Assignment Agreement to be finalized and executed on December 18, 2019. Once the contracts are signed, the amount will be released from escrow to the Company. If the Company or its Attorney does not receive a confirmation of such wire transfer by December 16, 2019 and both the new Loan Agreement and Receivable Assignment Agreement are not fully executed and sent back to the Company by the close of business of December 18, 2019, then the Second Tranche will be immediately and unilaterally converted by the Company into equity of the Company at a conversion price of U.S.$0.02 per share as per the terms and conditions of the Original Agreement.

5.	This third addendum to the June 6, 2018 funding agreement will be duly filed by the Company with the SEC via a respective Form 8-K Current Report.

On December 16, 2019, the fund managers of Keyholder Three Securitisation Fund, Xantis S.A., wired the sum of 250,000 GBP or, at the current exchange rate, U.S. $325,450 to the IOLTA escrow account of the Company´s Attorney, Mr. David E. Wise, Esq. These funds were effectively received on December 17, 2019.

On December 18, 2019, the new Loan Agreement for up to 500,000 GBP (equivalent to approximately U.S.$658,200) and Receivable Assignment Agreement were both fully executed. The exact terms and conditions of both agreements are fully disclosed in Exhibits 10.1 and 10.2 of this Form 8-k Current Report.

On December 20, 2019, having received sufficient evidence that the agreements were effectively fully executed, Mr. David E. Wise, Esq. proceeded to release the 250,000 GBP or, at the current exchange rate, U.S. $325,450 to the Company.

Now that the new Loan Agreement and Receivable Assignment Agreement have been both fully executed and the agreed 250,000 GBP or, at the current exchange rate, U.S. $325,450, has been wired, the Company now agrees to definitively defer the conversion of the Second Tranche under the June 6, 2018 Xantis agreement (“Original Agreement”) that was received on October 10, 2018, for a further two (2) years and one (1) day from the date of execution of the third addendum to the Original Agreement that was signed on December 13, 2019. The conversion price per share of the Second Tranche of the Original Agreement into equity of the Company will now be equivalent to the closing Market price two days prior the new conversion date which now will be December 14, 2021.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits Description:

10.1	Loan Agreement between Xantis S.A. on behalf of Keyholder Three Securitisation Fund (to be renamed Aegeus Securitisation Fund) and Argentum 47, Inc.

10.2	Receivable Assignment Agreement between Xantis S.A. on behalf of Keyholder Three Securitisation Fund (to be renamed Aegeus Securitisation Fund) and Argentum 47, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2019

ARGENTUM 47, INC.

By:	/s/ Enzo Taddei
Enzo Taddei
Chief Financial Officer